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As filed with the Securities and Exchange Commission on August 10, 2004

Registration No. 333-117697

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8062 (Primary Standard Industrial Classification Code Number)	13-3893191 (I.R.S. Employer Identification Number)

155 Franklin Road, Suite 400 Brentwood, Tennessee 37027 (615) 373-9600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Rachel A. Seifert
Senior Vice President, Secretary and General Counsel
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(615) 373-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey Bagner Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Primary Offering:

Common Stock, $.01 par value

Convertible Debt Securities

Total Primary Offering	$400,000,000	100%	$400,000,000	$50,680.00

Secondary Offering:

Common stock being sold by selling stockholders	23,134,738	$23.54(2)	$544,591,732.50	$68,999.77

Total Primary and Secondary Offerings			$944,591,732.50	$119,679.77(3)

(1)
In addition to the securities set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount of securities to be registered includes an indeterminate number of securities issuable upon conversion of the convertible debt securities, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)
Previously paid on July 27, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion. Dated August 10, 2004

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

$400,000,000

Common Stock

Convertible Debt Securities
Offered by Community Health Systems, Inc.

23,134,738 Shares of Common Stock
Offered by Selling Stockholders

        Through this prospectus, we may from time to time offer shares of our common stock and/or our convertible debt securities having a total initial offering price not exceeding $400,000,000. Forstmann Little & Co. Equity Partnership-V, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., identified in this prospectus as the Forstmann Little partnerships or the selling stockholders, also may from time to time offer an aggregate of 23,134,738 shares of our common stock under this prospectus.

        The securities may be offered directly, through agents on our behalf or on behalf of the selling stockholders, or through underwriters or dealers. Our common stock is listed on the New York Stock Exchange under the symbol "CYH."

        The price and other terms of the securities that we or the selling stockholders will offer will be determined at the time of their offering and will be described to the extent required in a supplement to this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders covered by this prospectus. We urge you to read carefully this prospectus and any accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

        Investing in our securities involves risks, see "Risk Factors" beginning on page 1.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                          , 2004.

RISK FACTORS

        You should carefully consider the risks described below before investing in our securities. The risks described in this section are the ones we consider to be material to your decision whether to invest in our securities. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed and you could lose all or part of your investment. Unless we indicate otherwise, references in this prospectus to "Community Health Systems," "the Company," "we," "us," and "our" are to Community Health Systems, Inc. and its consolidated subsidiaries.

Risks Related to the Company

If competition decreases our ability to acquire additional hospitals on favorable terms, we may be unable to execute our acquisition strategy.

        An important part of our business strategy is to acquire two to four hospitals each year in non-urban markets. However, not-for-profit hospital systems and other for-profit hospital companies generally attempt to acquire the same type of hospitals as we do. Some of these other purchasers have greater financial resources than we do. Our principal competitors for acquisitions include Health Management Associates, Inc., Province Healthcare Company and Lifepoint Hospitals, Inc. On some occasions, we also compete with Universal Health Services, Inc. and Triad Hospitals Inc. In addition, some hospitals are sold through an auction process, which may result in higher purchase prices than we believe are reasonable. Therefore, we may not be able to acquire additional hospitals on terms favorable to us.

If we fail to improve the operations of future acquired hospitals, we may be unable to achieve our growth strategy.

        Most of the hospitals we have acquired or will acquire had or may have significantly lower operating margins than we do and/or operating losses prior to the time we acquired them. In the past, we have occasionally experienced temporary delays in improving the operating margins or effectively integrating the operations of these acquired hospitals. In the future, if we are unable to improve the operating margins of acquired hospitals, operate them profitably, or effectively integrate their operations, we may be unable to achieve our growth strategy.

If we acquire hospitals with unknown or contingent liabilities, we could become liable for material obligations.

        Hospitals that we acquire may have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations. Although we seek indemnification from prospective sellers covering these matters, we may nevertheless have material liabilities for past activities of acquired hospitals.

State efforts to regulate the sale of hospitals operated by not-for-profit entities could prevent us from acquiring additional hospitals and executing our business strategy.

        Many states, including some where we have hospitals and others where we may in the future acquire hospitals, have adopted legislation regarding the sale or other disposition of hospitals operated by not-for-profit entities. In other states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect charitable assets from waste. These legislative and administrative efforts focus primarily on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the non-profit seller. While these review and, in some instances, approval processes can add additional time to the closing of a hospital acquisition, we have not had any significant difficulties or delays in completing acquisitions. However, future actions on the state level could seriously delay or even prevent our ability to acquire hospitals.

State efforts to regulate the construction, acquisition or expansion of hospitals could prevent us from acquiring additional hospitals, renovating our facilities or expanding the breadth of services we offer.

        Some states require prior approval for the construction or acquisition of healthcare facilities and for the expansion of healthcare facilities and services. In giving approval, these states consider the need for additional or expanded healthcare facilities or services. In some states in which we operate, we are required to obtain certificates of need, known as CONs, for capital expenditures exceeding a prescribed amount, changes in bed capacity or services, and some other matters. Other states may adopt similar legislation. We may not be able to obtain the required CONs or other prior approvals for additional or expanded facilities in the future. For example, in October 2003, our hospital in Jackson, Tennessee, which we acquired earlier that year, lost a competitor's long standing challenge of the CON originally granted in 1998 to provide interventional cardiology and open heart surgery services. The challenge concluded with the voiding of the previously issued CON and a discontinuation of those services. The voiding of that CON did not have a material adverse impact on our operations. In addition, at the time we acquire a hospital, we may agree to replace or expand the facility we are acquiring. If we are not able to obtain required prior approvals, we would not be able to acquire additional hospitals and expand the breadth of services we offer.

Our significant indebtedness could limit our operational and capital flexibility.

        As of June 30, 2004, we had total long-term debt of approximately $1.354 billion or approximately 48.4% of our total capitalization.

        Our acquisition program requires substantial capital resources. In addition, the operations of our existing hospitals require ongoing capital expenditures. We may need to incur additional indebtedness to fund these acquisitions and expenditures. However, we may be unable to obtain sufficient financing on terms satisfactory to us.

        The degree to which we are leveraged could have other important consequences to holders of our common stock and our convertible debts securities, including the following:

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  we must dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, which in turn reduces the funds available for our operations;

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  a portion of our borrowings are at variable rates of interest, which makes us vulnerable to increases in interest rates; and

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  some of our indebtedness contains numerous financial and other restrictive covenants, including restrictions on paying dividends, incurring additional indebtedness, and selling assets.

        Under our credit agreement and the indenture governing our outstanding 4.25% Convertible Subordinated Notes due 2008, a change of control of us may result in the debt under these agreements becoming due and payable. Any new convertible debt securities issued pursuant to this prospectus may have similar change of control provisions. See "—If we experience a change of control, it would accelerate repayment obligations under our indebtedness."

If we are unable to effectively compete for patients, local residents could use other hospitals.

        The hospital industry is highly competitive. In addition to the competition we face for acquisitions and physicians, we must also compete with other hospitals and healthcare providers for patients. The competition among hospitals and other healthcare providers for patients has intensified in recent years. Our hospitals are located in non-urban service areas. In over 85% of our markets, we are the sole provider of general healthcare services. In most of our other markets, the primary competitor is a not-for-profit hospital. These not-for-profit hospitals generally differ in each jurisdiction. However, our hospitals face competition from hospitals outside of their primary service area, including hospitals in urban areas that provide more complex services. These facilities generally are located in excess of 25 miles from our facilities. Patients in our primary service areas may travel to these other hospitals for a variety of reasons. These reasons include physician referrals or the need for services we do not offer. Patients who seek services from these other hospitals may subsequently shift their preferences to those hospitals for the services we provide.

        Some of our hospitals operate in primary service areas where they compete with one other hospital. One of our hospitals competes with more than one other hospital in its primary service area. Some of these competing hospitals use equipment and services more specialized than those available at our hospitals. In addition, some competing hospitals are owned by tax-supported governmental agencies or not-for-profit entities supported by endowments and charitable contributions. These hospitals can make capital expenditures without paying sales, property and income taxes. We also face competition from other specialized care providers, including outpatient surgery, orthopedic, oncology, and diagnostic centers.

        We expect that these competitive trends will continue. Our inability to compete effectively with other hospitals and other healthcare providers could cause local residents to use other hospitals.

The failure to obtain our medical supplies at favorable prices could cause our operating results to decline.

        In 1997, we entered into an affiliation agreement with Broadlane, a group purchasing organization, or GPO, of which we are a minority owner. GPOs attempt to obtain favorable pricing on medical supplies with manufacturers and vendors who sometimes negotiate exclusive supply arrangements in exchange for the discounts they give. Recently, some vendors who are not GPO members have challenged these exclusive supply arrangements. In addition, the U.S. Senate has held hearings with respect to GPOs and these exclusive supply arrangements. To the extent these exclusive supply arrangements are challenged or deemed unenforceable, we could incur higher costs for our medical supplies obtained through Broadlane. These higher costs could cause our operating results to decline.

If the fair value of our reporting units declines, a material non-cash charge to earnings from impairment of our goodwill could result.

        The Forstmann Little partnerships acquired our predecessor company in 1996 principally for cash. We recorded a significant portion of the purchase price as goodwill. We have also recorded as goodwill a portion of the purchase price for many of our subsequent hospital acquisitions. At June 30, 2004, we had approximately $1.159 billion of goodwill recorded on our books. We expect to recover the carrying value of this goodwill through our future cash flows. On an ongoing basis, we evaluate, based on the fair value of our reporting units, whether the carrying value of our goodwill is impaired. If the carrying value of our goodwill is impaired, we may incur a material non-cash charge to earnings.

If we experience a change of control, it would accelerate repayment obligations under our indebtedness.

        As of June 30, 2004, we had approximately $1.034 billion outstanding under our credit agreement. Our credit agreement provides that an event of default will occur under various circumstances including if any person or group, other than Forstmann Little & Co. and its affiliates, beneficially owns more than 20% of our outstanding common stock and that person or group beneficially owns more than the percentage beneficially owned by Forstmann Little & Co. and its affiliates. If the selling stockholders sold all or substantially all of the shares of our common stock owned by them to a single person or group, then an event of default could occur under our credit agreement. If an event of default occurs, our indebtedness under the credit agreement would become due and payable at the option of the lenders. In addition, if we experience a change of control under the indenture governing our existing 4.25% Convertible Subordinated Notes due 2008, of which $287.5 million was outstanding as of June 30, 2004, a holder of those convertible subordinated notes will have the right, subject to some conditions and restrictions, to require us to repurchase, at the Company's option, with cash or common stock, some or all of those convertible subordinated notes at a purchase price equal to 100% of the principal amount plus accrued interest. Any new convertible debt securities issued pursuant to this prospectus may have similar change of control provisions.

        We cannot give any assurances that we will have sufficient funds available for any required repayments or repurchases under the credit agreement, the convertible subordinated notes or any new convertible debt securities issued pursuant to this prospectus if we experience a change of control. In addition, under the covenants governing our credit agreement, we are not permitted to repurchase our existing 4.25% Convertible Subordinated Notes due 2008 for cash upon a change of control as that term is defined in those convertible subordinated notes. A similar prohibition may exist to the extent any convertible debt securities issued pursuant to this prospectus contain provisions for repurchase upon a change of control.

If provisions in our corporate documents and Delaware law delay or prevent a change of control of our company or a change of the composition of our board, then we may be unable to consummate a transaction that our stockholders consider favorable or you may not be able to replace or remove our directors or our management.

        Our certificate of incorporation and by-laws may discourage, delay, or prevent a merger or acquisition involving us that our stockholders may consider favorable by:

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  authorizing the issuance of preferred stock, the terms of which may be determined at the sole discretion of the board of directors;

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  providing for a classified board of directors, with staggered three-year terms, including our current three class staggered board, which would require at least two annual stockholder meetings to replace a majority of members of the board; and

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  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at meetings.

        In addition, any provisions that make it difficult for stockholders to replace the board of directors may also have the effect of preventing or frustrating attempts to replace or remove the executive officers or other management members appointed by the existing board of directors.

        Delaware law may also discourage, delay or prevent someone from acquiring or merging with us. See "Description of Capital Stock."

Risks Related to the Industry

If federal or state healthcare programs or managed care companies reduce the payments we receive as reimbursement for services we provide, our net operating revenues may decline.

        In 2003, 43.8% of our net operating revenues came from the Medicare and Medicaid programs. In recent years, federal and state governments made significant changes in the Medicare and Medicaid programs, including the Medicare Prescription Drug, Improvement and Modernization Act of 2003. Some of these changes have decreased the amount of money we receive for our services relating to these programs.

        In recent years, Congress and some state legislatures have introduced an increasing number of other proposals to make major changes in the healthcare system. Future federal and state legislation may further reduce the payments we receive for our services.

        In addition, insurance and managed care companies and other third parties from whom we receive payment for our services increasingly are attempting to control healthcare costs by requiring that hospitals discount payments for their services in exchange for exclusive or preferred participation in their benefit plans. We believe that this trend may continue and may reduce the payments we receive for our services.

If we fail to comply with extensive laws and government regulations, including fraud and abuse laws, we could suffer penalties or be required to make significant changes to our operations.

        The healthcare industry is required to comply with many laws and regulations at the federal, state, and local government levels. These laws and regulations require that hospitals meet various requirements, including those relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, compliance with building codes, environmental protection and privacy. These laws include the Health Insurance Portability and Accountability Act of 1996 and a section of the Social Security Act, known as the "anti-kickback" statute. If we fail to comply with applicable laws and regulations, including fraud and abuse laws, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in the Medicare, Medicaid, and other federal and state healthcare programs.

        In addition, there are heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry, including the hospital segment. The ongoing investigations relate to various referral, cost reporting, and billing practices, laboratory and home healthcare services, and physician ownership and joint ventures involving hospitals.

        In the future, different interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs, and operating expenses.

A shortage of qualified nurses could limit our ability to grow and deliver hospital healthcare services in a cost-effective manner.

        Hospitals are currently experiencing a shortage of nursing professionals, a trend which we expect to continue for some time. If the supply of qualified nurses declines in the markets in which our hospitals operate, it may result in increased labor expenses and lower operating margins at those hospitals. In 2003, for example, our contract labor expense as a percentage of net operating revenue increased 0.5% primarily as a result of the additional use of nursing-related contract labor.

In addition, in some markets like California, there are requirements to maintain specified nurse-staffing levels. To the extent we cannot meet those levels, the healthcare services that we provide in these markets may be reduced.

If we become subject to significant legal actions, we could be subject to substantial uninsured liabilities or increased insurance costs.

        In recent years, physicians, hospitals, and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability, or related legal theories. Many of these actions involve large claims and significant defense costs. To protect us from the cost of these claims, we generally maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe to be appropriate for our operations. However, our insurance coverage may not cover all claims against us or may not continue to be available at a reasonable cost for us to maintain adequate levels of insurance. The cost of malpractice and other liability insurance increased in 2002 by 0.7% and in 2003 by 0.4% of net operating revenue; although in the six months ended June 30, 2004 this cost remained approximately the same as a percentage of net operating revenue. If these costs rise rapidly, our profitability could decline. For a further discussion of our insurance coverage, see our discussion of Professional Liability Insurance Claims in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our Annual Report on Form 10-K/A for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004.

Risks Related to the Offering

If our stock price fluctuates, you could lose a significant part of your investment.

        Our common stock is listed on the New York Stock Exchange. We do not know if an active trading market will continue to exist for our common stock or how the common stock will trade in the future. The market price of our common stock has fluctuated significantly in the past and may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. You may not be able to resell your shares at or above the price in which you invested in our common stock due to fluctuations in the market price of our common stock or due to changes in our operating performance or prospects. In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance or prospects of particular companies.

The sale of substantial amounts of common stock by existing stockholders could cause the price of our common stock to decline.

        Sales of a substantial number of shares of common stock into the public market following any sales under this prospectus, or the perception that such sales could occur, could cause our stock price to decline. As of June 30, 2004, approximately 24,250,662 shares of our common stock are "restricted securities" as that term is defined in Rule 144. This amount includes 23,134,738 shares of common stock held by the Forstmann Little partnerships. Any restricted securities may be sold under Rule 144 of the Securities Act of 1933, depending on their holding period and subject to significant restrictions in the case of shares held by persons deemed to be our affiliates. Because the Forstmann Little partnerships' interest in our company is less than 25% in the aggregate of our outstanding common stock, the resale restrictions under our stockholders' agreements with some of our employees, directors and other stockholders has terminated. The market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

Because the Forstmann Little partnerships and our management own a substantial interest in us, they will have significant influence in determining the outcome of all matters submitted to our stockholders for approval.

        As of June 30, 2004, the Forstmann Little partnerships and our management together beneficially own approximately 27% of our outstanding common stock, or 25% on a fully diluted basis. Accordingly, so long as the Forstmann Little partnerships and our management own a substantial interest in us, they will collectively have significant influence in:

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  electing our entire board of directors;

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  controlling our management and policies;

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  determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets;

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  preventing or causing a change of control; and

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  amending our certificate of incorporation and by-laws.

The interests of the Forstmann Little partnerships and our management may conflict with the interests of the other holders of our common stock.

        The Forstmann Little partnerships have a contractual right to cause us to nominate two directors until they no longer own any shares of our common stock.

The convertible debt securities that may be issued under this prospectus may rank below our current and future senior debt, and we may be unable to repay our obligations under the convertible debt securities.

        Unless otherwise provided in the applicable prospectus supplement, the convertible debt securities that may be issued under this prospectus will be unsecured and will be subordinated in right of payment to all of our current and future senior debt. If these convertible debt securities are subordinate to our senior debt and we experience:

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  a bankruptcy, liquidation or reorganization;

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  an acceleration of these convertible debt securities due to an event of default under the indenture; or

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  other specified events;

we will be permitted to make payments on these convertible debt securities only after we have satisfied all of our senior debt obligations currently outstanding or which we may incur in the future. Therefore, we may not have sufficient assets remaining to pay amounts due on any or all of these convertible debt securities.

        The indenture for these convertible debt securities will not limit our ability to incur additional senior debt. We may have difficulty paying what we owe under these convertible debt securities if we incur additional senior debt. As of June 30, 2004, our total senior debt was approximately $1.086 billion. See "Description of Convertible Debt Securities—Subordination."

Because of our holding company structure, the convertible debt securities that may be issued under this prospectus will be effectively subordinated to the obligations of our subsidiaries.

        Because we are a holding company and our assets consist primarily of our equity interests in our operating subsidiaries, our obligations on the convertible debt securities that may be issued under this prospectus will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries or any subsidiaries we may in the future acquire or establish. None of our subsidiaries will guarantee or otherwise become obligated with respect to these convertible debt securities. In a bankruptcy, liquidation or reorganization, claims of creditors of our subsidiaries, including trade creditors, will generally have priority as to the assets of our subsidiaries over our claims and claims of the holders of our indebtedness, including these convertible debt securities. As of June 30, 2004, we and our subsidiaries had approximately $1.446 billion of consolidated indebtedness and other liabilities that may effectively rank senior to any convertible debt securities that may be issued under this prospectus.

We are a holding company and will depend on our operating subsidiaries for cash to make payments on the convertible debt securities that may be issued under this prospectus.

        All of our revenues are generated by our subsidiaries. As a result, we are dependent upon dividends, incidental expense reimbursement and intercompany transfer of funds from our subsidiaries to meet our payment obligation on the convertible debt securities that may be issued under this prospectus. Our credit agreement generally prohibits the transfer of funds from our subsidiaries to us.

We may not have sufficient funds to repay the convertible debt securities that may be issued under this prospectus at maturity or if we experience a change of control.

        At maturity, the entire outstanding principal amount of the convertible debt securities that may be issued under this prospectus will become due and payable. If we experience a change of control under the indenture governing these convertible debt securities, a holder of convertible debt securities may have the right, subject to some conditions and restrictions, to require us to repurchase, with cash or common stock, some or all of these convertible debt securities at a specified purchase price plus accrued interest. At maturity or upon a change of control, we may not have sufficient funds or may be unable to arrange for additional financing to pay any principal amount then due. The applicable prospectus supplement relating to any convertible debt securities issued under the indenture may give us the right to elect, if we meet specified conditions, to pay the repurchase price upon a change of control with shares of common stock. Any change of control under these convertible debt securities would also be an event of default under our bank credit agreement. An event of default under our credit agreement may result in our indebtedness under the credit agreement becoming due and payable at the option of the lenders under the credit agreement. Events related to ownership of us that would be an event of default under our bank credit agreement may be broader than the definition of change of control under these convertible debt securities. If the maturity date or any change of control occurs at a time when our other arrangements prohibit us from repaying these convertible debt securities, we could try to obtain the consent of the lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In addition, under the covenants governing our credit agreement, we are not permitted to repurchase our existing 4.25% Convertible Subordinated Notes due 2008 for cash upon a change of control as that term is defined in those convertible subordinated notes. Any future borrowing arrangements or agreements relating to senior debt to which we become a party may contain restrictions on, or prohibitions against, our repayments of these convertible debt securities. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repay these convertible debt securities. In that case, our failure to repay these convertible debt securities due upon maturity or upon a change of control could constitute an event of default under the indenture. Any default, in turn, may cause a default under the terms of our senior debt. As a result, in those circumstances, any subordination provisions governing these convertible securities would, absent a waiver, prohibit any repayment of these convertible debt securities until we pay the senior debt in full.

A liquid trading market for the convertible debt securities that may be issued under this prospectus that may be issued under this prospectus may not develop.

        There has not been an established trading market for the convertible debt securities that may be issued under this prospectus. We do not intend to apply for listing of these convertible debt securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. The liquidity of any market for these convertible debt securities will depend on the number of holders of these convertible debt securities, our performance, the market for similar securities, the interest of securities dealers in making a market in these convertible debt securities and other factors. A liquid trading market may not develop for these convertible debt securities.

COMMUNITY HEALTH SYSTEMS, INC.

        We are the largest non-urban provider of general hospital healthcare services in the United States in terms of number of facilities. As of August 1, 2004, we owned, leased or operated 74 hospitals, geographically diversified across 22 states, with an aggregate of 8,137 licensed beds. In over 85% of our markets, we are the sole provider of general hospital healthcare services. In all but one of our other markets, we are one of two providers of these services.

        We were incorporated in Delaware in 1996. Our principal subsidiary was incorporated in Delaware in 1985. Our principal executive offices are located at 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027. Our telephone number at that address is (615) 373-9600. Our World Wide Web site address is www.chs.net.

RECENT DEVELOPMENTS

        On July 1, 2004, we acquired Galesburg Cottage Hospital, a 170-bed acute general hospital that is located in Galesburg, Illinois. Consideration for this hospital totaled approximately $31 million of which approximately $25 million was paid in cash and $6 million was assumed in liabilities. The seller was a local not-for-profit corporation.

        On August 1, 2004, we acquired Phoenixville Hospital, a 143-bed acute general hospital that is located in Phoenixville, Pennsylvania. Consideration for this hospital totaled approximately $106 million, of which approximately $100 million was paid in cash and $6 million was assumed in liabilities. The seller is the University of Pennsylvania Health System.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the matters discussed in this prospectus include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "thinks," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following:

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  general economic and business conditions, both nationally and in the regions in which we operate;

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  demographic changes;

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  existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

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  legislative proposals for healthcare reform;

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  the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

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  our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

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  changes in inpatient or outpatient Medicare and Medicaid payment levels;

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  uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

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  increase in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

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  liability and other claims asserted against us, including self-insured malpractice claims;

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  competition;

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  our ability to attract and retain qualified personnel, including physicians, nurses and other healthcare workers;

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  trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

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  changes in medical or other technology;

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  changes in generally accepted accounting principles;

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  the availability and terms of capital to fund additional acquisitions or replacement facilities;

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  our ability to successfully acquire and integrate additional hospitals; and

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  the other factors described in the "Risk Factors" section of this prospectus.

        Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

RATIO OF EARNINGS TO FIXED CHARGES AND DEFICIENCY IN THE COVERAGE OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges and the deficiency in the coverage of earnings to fixed charges for each of the years ended December 31, 1999, 2000, 2001, 2002 and 2003, and for the six months ended June 30, 2003 and 2004.

	Fiscal Year Ended December 31,						Six Months Ended June 30,
	1999		2000	2001	2002	2003	2003	2004
Ratio of earnings to fixed charges(1)	$—	(2)	1.18	1.85	3.22	3.42	3.51	3.69

(1)
The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" means income (loss) from continuing operations before provision for income taxes, minority interest and extraordinary items plus fixed charges (other than capitalized interest). "Fixed charges" means total interest whether capitalized or expensed (including the portion of rent expense representative of interest costs) on outstanding debt plus debt related fees and amortization of deferred financing costs.

(2)
Earnings before fixed charges were insufficient to cover fixed charges by $12,579,000 for the year ended December 31, 1999.

USE OF PROCEEDS

        Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale by us of our securities for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, acquisitions and the repurchase of our common stock. We will not receive any proceeds from any sales by the selling stockholders of their shares of common stock.

        Additional information on the use of proceeds from the sale by us of securities offered by this prospectus may be set forth in any applicable prospectus supplement relating to an offering under this prospectus.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

        This prospectus describes the securities we and the selling stockholders may offer from time to time under this prospectus. The remainder of this section provides some background information about the manner in which the securities may be held. The two sections following this section of the prospectus describe the terms of the convertible debt securities and common stock that may be offered pursuant to this prospectus.

Prospectus Supplements

        This prospectus provides you with a general description of the securities we and the selling securityholders may offer. If required, we will provide a prospectus supplement that will contain specific information about the terms of a particular offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Additional Information."

        If required, the applicable prospectus supplement will be attached to the front of this prospectus and will describe the terms of any securities offered, the initial offering price to the public in that offering, the purchase price and net proceeds, if any, that we expect to receive in that offering, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, and documents that may be incorporated by reference into this registration statement.

Legal Ownership of Securities

Holders of Securities

        Book-Entry Holders.    We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock under this prospectus in book-entry form. Accordingly, the description that follows will generally apply only to the convertible debt securities and not the common stock that may be offered and sold under this prospectus.

        If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see "—Global Securities" below.

        Street Name Holders.    Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

        Legal Holders.    We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

        When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        Special Considerations for Global Securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "—Holders of Securities" above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way;

  •
  DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Special Situations When a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under "Legal Ownership of Securities—Holders of Securities."

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

  •
  if we elect to terminate that global security.

        A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

        Under this prospectus, we may issue convertible debt securities from time to time in one or more distinct series. This section summarizes the material terms of these convertible debt securities that are common to all series. Most of the financial and other terms of any series of convertible debt securities that we offer will be described in the prospectus supplement applicable to that series of convertible debt securities.

        We will issue the convertible debt securities under a document called the "indenture." The indenture will be a contract between us and Wachovia Bank, National Association, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Additional Information." The indenture and the convertible debt securities will be governed by the laws of the State of New York. Because this section is a summary, it does not describe every aspect of the convertible debt securities and the indenture that may be important to you. The indenture may be amended or supplemented from time to time as permitted under the indenture. In this section, we use capitalized words to signify defined terms that have been given special meaning in the indenture. We describe the meaning of only the more important terms. You should read the indenture itself for a full description of the terms of the convertible debt securities. Whenever we refer to particular defined terms, those defined terms are incorporated by reference here. In this section, references to "Community Health Systems, Inc.," "we," "our" or "us" refer solely to Community Health Systems, Inc., a Delaware corporation, and its successors under the indenture and not to any of its subsidiaries.

General

        Unless otherwise provided in the applicable prospectus supplement, the convertible debt securities will be general unsecured obligations of our company and will be subordinate and junior in right of payment to all our existing and future senior debt, as defined below. The convertible debt securities will be convertible into shares of our common stock.

        The convertible debt securities will also be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of any of our subsidiaries. This may affect your ability to receive payments on our convertible debt securities. See "Risk Factors—Risks Related to the Offering—Because of our holding company structure, the convertible debt securities that may be issued under this prospectus will be effectively subordinated to the obligations of our subsidiaries."

        You should read the applicable prospectus supplement for the terms of any series of convertible debt securities offered by that prospectus supplement, including:

  •
  the title of the series of convertible debt securities;

  •
  the conversion price or conversion rate or calculation method for the conversion price or conversion rate, conversion period or how such period will be determined and other terms and conditions for conversion of the series of convertible debt securities into our common stock;

  •
  any limit upon the aggregate principal amount of the series of convertible debt securities;

  •
  whether the series of convertible debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of series of convertible debt securities for another and on the offer, sale and delivery of the series of convertible debt securities in either form;

  •
  the date or dates on which the principal amount of the series of convertible debt securities will mature;

  •
  if the series of convertible debt securities bear interest, the rate or rates at which the series of convertible debt securities bear interest and the date or dates from which interest will accrue;

  •
  if the series of convertible debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

  •
  the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, the City of New York, where the series of convertible debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

  •
  any optional redemption provisions, which would allow us to redeem the series of convertible debt securities in whole or in part;

  •
  any sinking fund or other provisions that would obligate us to redeem, repay or purchase the series of convertible debt securities, including upon a change of control of us;

  •
  the denominations in which any registered convertible debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

  •
  if other than the entire principal amount, the portion of the principal amount of the series of convertible debt securities which will be payable upon a declaration of acceleration of the maturity of that series of convertible debt securities;

  •
  if other than United States dollars, the currency in which the series of convertible debt securities will be paid or denominated;

  •
  the inapplicability of any event of default or covenant set forth in the indenture relating to the series of convertible debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the series of convertible debt securities;

  •
  if a person other than Wachovia Bank, National Association is to act as trustee for the series of convertible debt securities, the name and location of the corporate trust office of that trustee;

  •
  if other than as set forth in the indenture, provisions for the satisfaction and discharge of that indenture with respect to the series of convertible debt securities;

  •
  the date as of which any bearer convertible debt securities and any global convertible debt security will be dated if other than the date of original issuance of the first convertible debt security of a particular series to be issued;

  •
  whether the series of convertible debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

  •
  if series of convertible debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive convertible debt securities and whether the definitive convertible debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

  •
  a discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the series of convertible debt securities;

  •
  whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the series of convertible debt securities rather than pay such additional amounts; and

  •
  any other terms of the series of convertible debt securities that are consistent with the provisions of the indenture.

        For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on any series of convertible debt securities will include additional amounts if required by the terms of any series of convertible debt securities.

        The indenture will not limit the amount of convertible debt securities that we are authorized to issue from time to time. We may issue convertible debt securities with terms different from those of convertible debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of convertible debt securities and issue additional convertible debt securities of that series without limit unless the reopening was restricted when that series was created.

        There is no requirement that we issue convertible debt securities in the future under the indenture, and we may use other indentures or documentation containing materially different provisions in connection with future issues of other convertible debt securities.

        We may issue any series of convertible debt securities as original issue discount securities, including any zero-coupon convertible debt securities that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

        In addition, special United States federal income tax considerations or other restrictions or other terms applicable to any series of convertible debt securities offered exclusively to foreigners may also be set forth in the prospectus supplement, if applicable.

        Unless otherwise indicated in the prospectus supplement relating to any series of convertible debt securities:

  •
  we will not be limited or restricted in the conduct of our business or operations, restricted from paying dividends, pledging our assets, incurring debt or issuing or repurchasing our securities; and

  •
  we will not be subject to any financial covenants.

Conversion

        The prospectus supplement will explain the terms and conditions of conversion applicable to that series of convertible debt securities, including:

  •
  the conversion price or conversion ratio, or the calculation method for that price or ratio;

  •
  the conversion period, or how that period will be determined;

  •
  if conversion will be mandatory or at the option of the holder or us;

  •
  provisions for adjustment of the conversion price or conversion ratio;

  •
  provisions affecting conversion in the event of redemption; and

  •
  provisions affecting conversion in the event of a merger, consolidation or sale of assets.

        The terms of any series of convertible debt securities may permit us under some circumstances without the consent of every holder to decrease the conversion price and increase the conversion ratio.

Additional Mechanics

Form, Exchange and Transfer

        Each series of convertible debt securities will be issued:

  •
  as registered securities; or

  •
  as bearer securities with interest coupons attached, unless otherwise stated in the prospectus supplement; however, the convertible debt securities will not be bearer securities unless otherwise stated in the applicable prospectus supplement; or

  •
  in global form, see "Description of The Securities We May Issue—Global Securities"; or

  •
  in denominations that are integral multiples of $1,000, in the case of registered securities, and in integral multiples of $5,000, in the case of bearer securities, unless otherwise stated in the applicable prospectus supplement.

        You may have your registered convertible debt securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

        You may exchange or transfer registered securities of a series of convertible debt securities at the office of Wachovia Bank, National Association, the trustee. The trustee maintains the list of registered holders and acts as our agent for registering convertible debt securities in the names of holders and transferring convertible debt securities. However, we may appoint another trustee to act as our agent or we may act as our own agent. If provided in the applicable prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        You will not be required to pay a service charge to transfer or exchange convertible debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership.

        If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any series of convertible debt securities are redeemable and we redeem less than all of the convertible debt securities of a particular series, we may refuse any transfer or exchange of convertible debt securities for the period beginning 15 days before the day we mail or publish the notice of redemption, in the case of bearer securities, and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of convertible debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any convertible debt security being partially redeemed.

Paying and Paying Agents

        If you are a holder of registered convertible debt securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "regular record date" and will be stated in the prospectus supplement. Holders buying and selling convertible debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the convertible debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

        With respect to registered convertible debt securities, we will pay interest, principal and any other money due at the corporate trust office of Wachovia Bank, National Association, the trustee, in The City of New York. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

        "Street name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        If bearer convertible debt securities are issued, unless otherwise provided in the applicable prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If any series of convertible debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for those convertible debt securities in any city located outside the United States required by the stock exchange. The initial locations of these offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payment of interest on any bearer convertible debt securities on or before maturity will be made only against surrender of coupons for the interest installments as they mature. Unless otherwise provided in the applicable prospectus supplement, no payment with respect to any bearer convertible debt security will be made at any office or agency for us in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer convertible debt securities payable in United States dollars will be made at the office of our paying agent in The City of New York if, but only if, payment of the full amount in United States dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

        Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of convertible debt securities.

Notices

        With respect to any series of registered convertible debt securities, we and the trustee will send notices only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer convertible debt securities, we and the trustee will give notice by publication in a newspaper of general circulation in The City of New York or in any other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

        You will have special rights if an event of default occurs in respect of the convertible debt securities of your series and is not cured, as described later in this subsection.

        What is an Event of Default?    Unless otherwise specified in the applicable prospectus supplement, the term "event of default" in respect of the convertible debt securities of your series means any of the following:

  •
  we do not pay the principal or any premium on a convertible debt security of your series on its due date whether at maturity, upon redemption or upon acceleration;

  •
  we do not pay interest on a convertible debt security of your series within 30 days of its due date;

  •
  we do not deposit any sinking fund payment in respect of convertible debt securities of your series on its due date;

  •
  we do not deliver shares of common stock upon conversion as required by the terms of your series of convertible debt securities;

  •
  we remain in breach of a covenant in respect of convertible debt securities of your series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of convertible debt securities of your series;

  •
  we file for bankruptcy or other specified events in bankruptcy, insolvency or reorganization occur; or

  •
  any other event of default in respect of convertible debt securities of your series described in the applicable prospectus supplement occurs.

        The events of default described above may be modified as described in the applicable prospectus supplement. An event of default for a particular series of convertible debt securities does not necessarily constitute an event of default for any other series of convertible debt securities issued under an indenture. Each series will have separate rights upon an event of default. The trustee may withhold notice to the holders of convertible debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the convertible debt securities of the affected series may declare the entire principal amount of all the convertible debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity.

        If an event of default occurs because of specified events in bankruptcy, insolvency or reorganization related to us, the principal amount of all the convertible debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of any series of convertible debt securities that is subordinated which are designed to protect the interests of holders of senior debt described under "—Subordination" below. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the convertible debt securities of the affected series if (1) all existing events of default, other than the nonpayment of principal, any premium or interest on the convertible debt securities of that series which have become due solely because of the acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Except during the continuance of an event of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding convertible debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in some circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or event of default.

        Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the convertible debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  the holders of not less than 25% in principal amount of all outstanding convertible debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

  •
  the holders of a majority in principal amount of the convertible debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your convertible debt securities on or after the due date.

        Holders of a majority in principal amount of the convertible debt securities of the affected series may waive any past defaults other than the payment of principal, premium or interest or in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

        "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

        Each year, we will furnish to the trustee under each indenture a written statement of some of our officers certifying that, to their knowledge, we are in compliance with the indenture and the convertible debt securities issued under that indenture, or otherwise specifying any default.

Repurchase at Option of Holders Upon a Change of Control

        If applicable, the prospectus supplement will explain the terms and conditions upon which you will have the right, at your option, to require us to repurchase all of your convertible debt securities of that series not previously called for redemption pursuant to a change of control offer. A series of convertible debt securities may provide at our option, instead of paying the change of control offer price in cash, that we may pay the change of control offer price in shares of our common stock valued as described in the applicable prospectus supplement.

        These provisions would not necessarily provide you with protection if we are involved in a highly leveraged or other transaction that may adversely affect you.

        Our ability to repurchase convertible debt securities upon the occurrence of a change of control may be subject to important limitations. Some of the events that may constitute a change of control could result in an event of default under our senior debt. Moreover, a change of control could cause an event of default under, or be prohibited or limited by, the terms of our senior debt. As a result, unless we were to obtain a waiver, a repurchase of any series of convertible debt securities for cash could be prohibited under any subordination provisions applicable to that series until the senior debt is paid in full. Although we may have the right to repurchase the convertible debt securities with our common stock, subject to certain conditions, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the convertible debt securities that might be delivered by holders of convertible debt securities seeking to exercise any repurchase right. If we were to fail to repurchase the convertible debt securities when required following a change of control, an event of default under the indenture could occur, whether or not such repurchase is permitted by the subordination provisions of the indenture. Any default may, in turn, cause a default under our senior debt. See "—Subordination" and "Risk Factors" for a discussion of these restrictions and limitations.

Covenants

        Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the convertible debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of convertible debt securities.

Consolidation, Merger and Sale of Assets

        Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

  •
  either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities and be a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  immediately after the merger or transfer of assets, no default on the applicable series of convertible debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

  •
  we must deliver specified certificates and documents to the trustee; and

  •
  we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

        There are three types of changes we can make to the indentures and any series of convertible debt securities.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to the indenture relating to your series of convertible debt securities without your specific approval. Except as otherwise specified in the applicable prospectus supplement, the following is a list of those types of changes:

  •
  reducing the principal, any premium, or changing the stated final maturity;

  •
  reducing the rate of, or changing the time for, payment of interest;

  •
  increasing the conversion price or decreasing the conversion rate from that provided in the prospectus supplement relating to that series;

  •
  making the principal or interest payable in a currency other than United States dollars or changing the place of payment (except as otherwise provided in the applicable prospectus supplement);

  •
  modifying the right of any holder to receive or sue for payment of principal or interest that would be due and payable at the maturity;

  •
  modifying any subordination provisions in a manner that is adverse as a whole to holders of the series of convertible debt securities;

  •
  reducing the principal amount of the outstanding convertible debt securities of the series whose holders must consent to supplement the indenture or to waive any of its provisions; or

  •
  taking other specified actions as provided in the prospectus supplement.

        Changes Requiring a Majority Vote.    The second type of change to the indenture relating to your convertible debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected or such other percentage as set forth in the prospectus supplement related to that series. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except as described under "—Changes Requiring Your Approval" above and for clarifying changes and other changes that would not adversely affect holders of the outstanding convertible debt securities in any material respect as described under "—Changes Not Requiring Approval" below. The same vote would be required for us to obtain a waiver of all or part of specified covenants relating to your series of convertible debt securities, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the outstanding convertible debt securities of your series listed in the first category described previously under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of outstanding convertible debt securities of that series. From time to time, we and the trustee may, without the consent of holders of the convertible debt securities of any series, amend the indenture or the convertible debt securities of one or more series, or supplement the indenture, for specified purposes, including to:

  •
  reflect that a successor has succeeded us and has assumed our covenants and obligations under the series of convertible debt securities and the indenture;

  •
  add further covenants for the benefit of the holders of series of convertible debt securities;

  •
  add any additional event of default;

  •
  pledge property to the trustee as security for the series of convertible debt securities;

  •
  add guarantees with respect to the series of convertible debt securities;

  •
  change the trustee or provide for an additional trustee for that series of convertible debt securities;

  •
  modify the indenture in order to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments of that act;

  •
  increase the conversion rate or decrease the conversion price from that provided in the prospectus supplement relating to that series;

  •
  issue and establish the form and terms and conditions of other series of convertible debt securities as provided in the indenture; or

  •
  cure any ambiguity or inconsistency in the indenture or in the series of convertible debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of that series of convertible debt securities are not adversely affected in any material respect.

Satisfaction and Discharge

        Unless otherwise specified in the applicable prospectus supplement, the indenture will cease to be of further effect with respect to your series of convertible debt securities, and we will be deemed to have satisfied and discharged the indenture with respect to your series of convertible debt securities, when the following conditions have been satisfied:

  •
  all convertible debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

  •
  we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the convertible debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit, in the case of a series of convertible debt securities that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of a series of convertible debt securities that had not become due and payable;

  •
  we have paid or caused to be paid all other sums payable under the indenture in respect of that series of a convertible debt securities; and

  •
  we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

        We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

        Unless otherwise specified in the applicable prospectus supplement, no series of convertible debt securities will be subject to defeasance. We will describe in the applicable prospectus supplement any provisions for defeasance applicable to a series of convertible debt securities.

Ranking

        Unless the applicable prospectus supplement provides otherwise, your series of convertible debt securities will not be secured by any of our property or assets. Accordingly, your ownership of a series of convertible debt securities means you are one of our unsecured creditors and your series of convertible debt securities rank behind our secured creditors to the extent of the collateral securing their claims. The convertible debt securities of any series may be subordinated to some of our existing and future debt and other liabilities. See "—Subordination" for additional information on how any subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties. In addition, the convertible debt securities of each series will be effectively subordinated to the indebtedness of our subsidiaries. See "Risk Factors—Risks Related to the Offering—Because of our holding company structure, the convertible debt securities that may be issued under this prospectus will be effectively subordinated to the obligations of our subsidiaries."

Subordination

        Unless the applicable prospectus supplement provides otherwise, the following provisions will apply to each series of convertible debt securities.

        The payment of principal, any premium and interest on each series of convertible debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt. This means that in specified circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution on your series of convertible debt securities, other than a payment or distribution in the form of subordinated securities. These circumstances include the following:

  •
  we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of us, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

  •
  we file for bankruptcy or other specified events in bankruptcy, insolvency or similar proceedings occur; or

  •
  the maturity of any subordinated convertible debt securities is accelerated. For example, the entire principal amount of a series of convertible debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under "—Events of Default."

        In addition, we are generally not permitted to make payments of principal, any premium or interest on any series of convertible debt securities if we default in our obligation to make payments on our senior debt and do not cure that default. We are also prohibited from making payments on subordinated convertible debt securities if an event of default, other than a payment default, that permits the holders of senior debt to accelerate the maturity of the senior debt occurs and we and the trustee have received a notice of that event of default. However, unless the senior debt has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

        These subordination provisions mean that if we are insolvent, a holder of senior debt is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated convertible debt securities, and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor our convertible debt securities may ultimately receive less than a holder of the same amount of senior debt and more than a holder of convertible debt securities.

        Except as otherwise provided under the applicable prospectus supplement, the terms of a series of convertible debt securities will not limit the amount of senior debt we are permitted to have and we may in the future incur additional senior debt.

        "Senior debt" generally means the principal, any premium and unpaid interest on:

  •
  our indebtedness, whether outstanding on the date of the indenture or created after that date, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that the indebtedness is not senior or prior in right of payment to the subordinated debt securities. Senior debt includes the indebtedness under our credit agreement; and

  •
  renewals, extensions, modifications and refunding of any indebtedness that is described above.

        The applicable prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Concerning the Trustee

        If the trustee becomes a creditor of Community Health Systems, Inc., the indenture limits its right to obtain payment of claims in certain cases, to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission, which we refer to as the SEC, for permission to continue or resign.

        The holders of a majority in principal amount of each series of outstanding convertible debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of convertible debt securities, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

        Wachovia Bank, National Association is the trustee under the indenture governing our existing 4.25% Convertible Subordinated Notes due 2008, documentation agent for our $200 million incremental term loan facility under our bank credit agreement and a lender under our revolving credit facility under our bank credit agreement. Wachovia Bank, National Association or its affiliates have in the past provided, and may continue to provide other services to us in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

Overview

        Our authorized capital stock consists of 300,000,000 shares of common stock, $.01 par value per share, and 100,000,000 shares of preferred stock, $.01 par value per share.

        As of June 30, 2004, there were 99,050,212 shares of common stock outstanding and no shares of preferred stock outstanding.

        The Forstmann Little partnerships and our management together beneficially own approximately 27% of the outstanding common stock, or 25% on a fully diluted basis. Accordingly, so long as the Forstmann Little partnerships and our management own a substantial interest in us, they will collectively have significant influence in:

  •
  electing our entire board of directors;

  •
  controlling our management and policies;

  •
  determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets;

  •
  preventing or causing a change of control; and

  •
  amending our certificate of incorporation and by-laws.

        The interests of the Forstmann Little Partnerships and management may conflict with the interests of the other holders of our common stock.

        The Forstmann Little partnerships have a contractual right to cause us to nominate two directors until such time as they no longer own any of our shares of common stock.

        The following summary contains material information relating to provisions of our common stock, preferred stock, certificate of incorporation and by-laws, is not intended to be complete and is qualified by reference to the provisions of applicable law and to our certificate of incorporation and by-laws which are publicly available through the SEC's public reference room and/or Internet website. See "Additional Information."

Common Stock

        Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding-up, holders of common stock are entitled to receive ratably our net assets available for distribution after the payment of all of our liabilities and the payment of any required amounts to the holders of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock, including the shares to be sold by the selling shareholders under this prospectus, are validly issued, fully paid and non-assessable. The shares of common stock to be issued and sold by us under this prospectus will be, when issued and paid for, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that may be designated and issued in the future.

Preferred Stock

        Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to establish from time to time one or more classes or series of preferred stock covering up to an aggregate of 100,000,000 shares of preferred stock, and to issue such shares of preferred stock. Each class or series of preferred stock will cover such number of shares and will have such preferences, voting powers, qualifications and special or relative rights or privileges as is determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights, and redemption rights.

        The purpose of authorizing the board of directors to establish preferred stock is to eliminate delays associated with a stockholders vote on the creation of a particular class or series of preferred stock. The rights of the holders of common stock will be subject to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing an acquisition of our company at a price which many stockholders find attractive. These provisions could also make it more difficult for our stockholders to effect certain corporate actions, including the election of directors. We have no present plans to issue any shares of preferred stock.

Limitation on liability and indemnification matters

        Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases, or redemptions; and

  •
  for any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation and by-laws also contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which such persons may be entitled.

        In addition, we maintain directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

        We have entered into indemnification agreements with our directors and executive officers. These agreements contain provisions that may require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and obtain directors' and officers' liability insurance.

        At present there is no pending litigation or proceeding involving any director or officer, as to which indemnification is required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Anti-takeover effects of our certificate of incorporation and by-laws and provisions of Delaware law

        A number of provisions in our certificate of incorporation, by-laws and Delaware law may make it more difficult to acquire control of us. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our common stock. These provisions are intended to:

  •
  enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

  •
  discourage certain types of transactions which may involve an actual or threatened change of control of our company;

  •
  discourage certain tactics that may be used in proxy fights; and

  •
  encourage persons seeking to acquire control of our company to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.

        Staggered board.    Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of a majority of our board of directors. Our certificate of incorporation and by-laws also provide that the board of directors is divided into three classes. The members of each class of directors serve for staggered three-year terms. In accordance with the Delaware General Corporation Law, directors serving on classified boards of directors may only be removed from office for cause. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board. Subject to the rights of the holders of any outstanding series of preferred stock, vacancies on the board of directors may be filled only by a majority of the remaining directors, by the sole remaining director, or by the stockholders if the vacancy was caused by removal of the director by the stockholders. This provision could prevent a stockholder from obtaining majority representation on the board by enlarging the board of directors and filling the new directorships with its own nominees.

        Advance notice procedures for stockholder proposals and director nominations.    Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice generally must be delivered to or mailed and received at our principal executive offices not less than 45 or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, to be timely, notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. The by-laws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        Stockholder action by written consent.    Our by-laws provide that stockholders may take action by written consent.

        Preferred stock.    The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate transactions, may, among other things, discourage, delay, defer, or prevent a change of control of the company.

        Authorized but unissued shares of common stock.    The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        We have opted out of Section 203 of the Delaware General Corporation Law.    Our certificate of incorporation provides that we have opted out of the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Because we have opted out in the manner permitted under Delaware law, the restrictions of this provision will not apply to us.

SELLING STOCKHOLDERS

        The following table sets forth information with respect to common stock beneficially owned by the selling stockholders.

	Shares Beneficially Owned Prior to Offering (a)			Shares Beneficially Owned After Offering (c)
Name			Number of Shares Offered
	Number	Percent (b)		Number	Percent
Forstmann Little & Co. Equity Partnership-V, L.P. (d)	13,495,294	13.6%	13,495,294	0	0%
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P. (d)	9,639,444	9.8%	9,639,444	0	0%

  (a)
  For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock when such person or persons has the right to acquire them within 60 days after the date of this prospectus. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after the date of this prospectus is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

  (b)
  Percentage ownership calculations are based on 99,050,212 shares of common stock outstanding as of June 30, 2004.

  (c)
  Assumes that all of the shares of common stock offered by the selling stockholders are sold.

  (d)
  Forstmann Little & Co. Equity Partnership-V, L.P., or Equity-V, a Delaware limited partnership, and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., or MBO-VI, a Delaware limited partnership, acquired their shares of common stock in the 1996 acquisition of our predecessor company. The general partner and one of the limited partners of Equity-V is FLC XXX Partnership, L.P., a New York limited partnership of which Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister and Winston W. Hutchins are currently general partners. The general partner of MBO-VI is FLC XXIX Partnership, L.P., a New York limited partnership of which Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls, Gordon A. Holmes and T. Geoffrey McKay are currently general partners. Each of these individuals, other than Mr. Lister, with respect to MBO-VI, and Ms. Nicholls, Mr. Holmes and Mr. McKay, with respect to Equity-V and MBO-VI, for the reasons described below, may be deemed the beneficial owners of shares owned by MBO-VI and Equity-V. Mr. Lister, with respect to MBO-VI, and Ms. Nicholls, Mr. Holmes and Mr. McKay, with respect to Equity-V and MBO-VI, do not have any voting or investment power with respect to, or any economic interest in, the shares owned by MBO VI or Equity-V. Under the terms of the partnership agreements of FLC XXIX Partnership and FLC XXX Partnership, a general partner who was not a general partner at the time an investment was made by Equity-V or MBO-VI, as the case may be, will not have voting or investment power with respect to, or any economic interest in, the shares of the Company owned by MBO-VI or Equity-V which were acquired prior to the date that he/she became a general partner. Mr. Lister was not a general partner of FLC XXIX Partnership and did not make a direct or indirect investment in the capital of

    MBO-VI prior to that partnership's investment in the shares of the Company. Ms. Nicholls, Mr. Holmes and Mr. McKay were not general partners of FLC XXIX Partnership or FLC XXX Partnership and did not make a direct or indirect investment in the capital of MBO-VI or Equity-V prior to those partnerships' investment in the shares of the Company. Accordingly, Mr. Lister, with respect to MBO-VI, and Ms. Nicholls, Mr. Holmes and Mr. McKay, with respect to Equity-V and MBO-VI, are not deemed to be the beneficial owners of these shares. Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, and Winston W. Hutchins are the natural persons that have voting and investment control with respect to shares held by Equity-V. Theodore J. Forstmann, Sandra J. Horbach and Winston W. Hutchins are the natural persons that have voting and investment control with respect to shares held by MBO-VI. Theodore J. Forstmann, Sandra J. Horbach and Thomas H. Lister are directors of Community Health Systems. Theodore J. Forstmann and J. Anthony Forstmann are brothers. Dale F. Frey is a member of the Forstmann Little Advisory Board and, as such, has economic interests in Equity-V and MBO-VI. J. Anthony Forstmann is a special limited partner in one of the Forstmann Little partnerships. Dale F. Frey and J. Anthony Forstmann are directors of Community Health Systems. None of the other limited partners in each of MBO-VI and Equity-V is otherwise affiliated with Community Health Systems. The address of Equity-V and MBO-VI is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153.

PLAN OF DISTRIBUTION

Community Health Systems, Inc.

        We may sell the securities offered by us in this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through auctions performed using the Internet or a bidding or ordering system or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. Such sales may include purchases by a broker/dealer as principal and resale by the broker/dealer for its own account, block transactions in which a broker/dealer may sell the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction, sales through the writing of options and sales "at-the-market" to or through a market maker or into an existing trading market on an exchange or otherwise.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of any distribution agreement, we also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of our common stock. Any underwriter participating in an at-the-market offering will be named in a post-effective amendment to the registration statement of which this prospectus is a part. The terms of each such distribution agreement will be set forth in more detail in a post-effective amendment to the registration statement of which this prospectus is a part.

        The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where authorized to do so.

        If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell securities at varying prices to be determined by the dealer.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

        We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, using the internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

        Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist the bidder in making a bid, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Other pricing methods may also be used. Upon completion of such an auction process securities will be allocated based on prices of bid, terms of bid or other factors.

        The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such a bidding or ordering system, you should review the auction rules, as described in the applicable prospectus supplement, for a more detailed description of such offering procedures.

        The convertible debt securities may or may not be listed on a national securities exchange. Our common stock is presently listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any convertible debt securities issued under this prospectus may be new issues of securities with no established trading market. Any underwriters or agents to or through whom those securities are sold for public offering and sale may make a market in such securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for any securities offered by this prospectus.

        During such time as we may be engaged in a distribution of the securities covered by this prospectus, we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

The Forstmann Little Partnerships

        We are registering up to 23,134,738 shares of common stock covered by this prospectus on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, pledges, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

        The selling stockholders may sell the common stock being offered by them by this prospectus in one or more of the following ways from time to time:

  •
  to underwriters for resale to the public or to institutional investors;

  •
  directly to institutional investors; or

  •
  through agents to the public or to institutional investors.

        The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the common stock offered by them on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock offered by them will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the selling stockholders may sell some or all of the shares of common stock offered by them by this prospectus through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

  •
  sell common stock short itself and redeliver such shares to close out its short positions;

  •
  enter into options or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The selling stockholders may negotiate and pay broker-dealers' commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. The selling stockholders and any broker-dealers involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of

Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling stockholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act. We have informed the selling stockholders of their obligation to comply with the provisions of the Exchange Act and the rules under the Exchange Act relating to stock manipulation, particularly Regulation M.

        In addition to selling its common stock under this prospectus, the selling stockholders may:

  •
  agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

  •
  transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

  •
  sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

  •
  sell its common stock by any other legally available means.

        To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, the specific terms of any underwriting or other agreement and any applicable commissions, discounts or concessions with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate such as in the case of an at-the-market offering, a post-effective amendment to the registration statement of which this prospectus is a part. In addition, upon our being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

        We have agreed to pay all expenses relating to the registration of the shares of the selling stockholder covered by this prospectus under the Securities Act, including all registration and filing fees, printing expenses, fees and expenses of our counsel and accountants, and fees and expenses of counsel to the selling stockholders. The selling stockholders will pay the underwriting discounts and commissions, if any, relating to the sale of the shares. We have also agreed to indemnify the selling stockholders, persons affiliated with them, and any participating underwriters against specific liabilities to which they may become subject in connection with the offering and sale of the shares contemplated by this prospectus.

General

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate, short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

        The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates or the selling stockholders and in the ordinary course of our business.

        The broker-dealers, if any, and others acting in connection with sales under this prospectus might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of any securities covered by this prospectus will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP has in the past provided, and may continue to provide, legal services to Forstmann Little & Co. and its affiliates.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (the report on our consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to us changing our method of accounting for goodwill and other intangible assets by adopting certain provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Community Health Systems, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the exhibits at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet website.

        The SEC allows us to incorporate by reference the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents. All information incorporated by reference is a part of this document, unless and until that information is updated or superceded by the information contained in this document or any information subsequently incorporated by reference. This prospectus incorporates by reference the documents set forth below (File No. 001-15925) that have previously been filed with the SEC:

  1.
  Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by the Annual Report on Form 10-K/A filed on April 2, 2004;

  2.
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  3.
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

  4.
  The description of our common stock contained in our Registration Statement on Form 8-A, filed on June 5, 2000.

        We are also incorporating by reference all other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the closing of any offering made under this prospectus. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. We are not, however, incorporating by reference any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Investor Relations
Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027-4600
(615) 373-9600

        This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

        We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated             , 2004. You should not assume that the information contained in this prospectus is accurate as of any date other than such date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth all fees and expenses payable by the registrant in conjunction with the issuance and distribution of the securities being registered hereby. All of such expenses, except the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee	$126,700
Legal fees and expenses	250,000
Trustee's fees and expenses	26,000
Accounting fees and expenses	100,000
Printing expenses	80,000
Miscellaneous expenses	17,300

Total	$600,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Restated Certificate of Incorporation and Restated By-Laws provide that the directors and officers of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith or in the reasonable belief that his action was in the best interests of the Registrant.

        The Registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and Restated By-Laws. These agreements, among other things, indemnify directors and officers of the Registrant to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Registrant or an affiliate of the Registrant.

        Policies of insurance are maintained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

(a) Exhibits

The following exhibits are filed with this registration statement.

No.		Description
1.1	*	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger between the Registrant, FLCH Acquisition Corp. and Community Health Systems, Inc. (now known as CHS/Community Health Systems, Inc.), dated June 9, 1996 (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
3.1		Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-31790)).
3.2		Form of Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (No. 001-15925)).
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
4.2		Form of Indenture.
5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).
23.2		Consent of Deloitte & Touche LLP.
24.1	**	Power of Attorney (included on signature page).
25.1		Form T-1 Statement of Eligibility of the Indenture Trustee.

        *  To be filed either by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

        **  Previously filed

ITEM 17. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)    The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (6)    The undersigned Registrant hereby undertakes that:

  (a)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (b)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 10th day of August, 2004.

COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ WAYNE T. SMITH Wayne T. Smith Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WAYNE T. SMITH Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	August 10, 2004
* W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	August 10, 2004
* T. Mark Buford	Vice President and Corporate Controller (principal accounting officer)	August 10, 2004
* John A. Clerico	Director	August 10, 2004
J. Anthony Forstmann	Director	August , 2004
* Theodore J. Forstmann	Director	August 10, 2004

* Dale F. Frey	Director	August 10, 2004
* John A. Fry	Director	August 10, 2004
* Sandra J. Horbach	Director	August 10, 2004
* Harvey Klein, M.D.	Director	August 10, 2004
* Thomas H. Lister	Director	August 10, 2004
H. Mitchell Watson, Jr.	Director	August , 2004
*By:	/s/ WAYNE T. SMITH Wayne T. Smith as Attorney-in-fact

EXHIBIT INDEX

No.		Description
1.1	*	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger between the Registrant, FLCH Acquisition Corp. and Community Health Systems, Inc. (now known as CHS/Community Health Systems, Inc.), dated June 9, 1996 (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
3.1		Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-31790)).
3.2		Form of Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (No. 001-15925)).
4.1		Form of Common Stock Certificate incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
4.2		Form of Indenture.
5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).
23.2		Consent of Deloitte & Touche LLP.
24.1	**	Power of Attorney (included on signature page).
25.1		Form T-1 Statement of Eligibility of the Indenture Trustee.

          *  To be filed either by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

        **  Previously filed

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RISK FACTORS
Risks Related to the Company
Risks Related to the Industry
Risks Related to the Offering
COMMUNITY HEALTH SYSTEMS, INC.
RECENT DEVELOPMENTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES AND DEFICIENCY IN THE COVERAGE OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE SECURITIES WE MAY ISSUE
DESCRIPTION OF CONVERTIBLE DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
TABLE OF CONTENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX